FREE WRITING PROSPECTUS	Filed Pursuant to Rule 433
Dated August 7, 2018	Registration No. 333-206413
Registration No. 333-206413-01

$800M Ally Master Owner Trust 2018-3/4 (AMOT)

Joint Bookrunners	: Barclays (str), Deutsche Bank, and JP Morgan
Co-Managers	: Lloyds, Scotiabank

-Anticipated Capital Structure-

CLASS	$AMT(MM)	WAL	S&P/F	Leg. Final	BENCH SPRD	YLD	COUP	PRICE
2018-3 A	$400	1.92	AAA/AAA	7/15/2022	1mL + 32	N/A	L+32	100
2018-4 A	$400	2.92	AAA/AAA	7/17/2023	IntS + 39	3.328%	3.30%	99.98568

TICKER	: AMOT 18-3, AMOT 18-4	REGISTRATION	: SEC-REG
EXPECTED RATINGS	: S&P/Fitch	EXPECTED PRICING	: PRICED
EXPECTED SETTLE	: 08/15/18	MIN DEMOM	: $1K X $1K
ERISA ELIGIBLE	: YES	BILL & DELIVER	: BARCLAYS
FIRST PAY DATE	: Sep 17, 2018

-MATERIALS-

* Preliminary Prospectus, CDI file (attached)

* Investor Presentation :    www.dealroadshow.com     Password: AMOT183

* IntexNet: allm1803, allm1804

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.